Exhibit 7
                                                                Page 1 of 9

                     THE NARRAGANSETT ELECTRIC COMPANY
                           PERFORMANCE STANDARDS
                        UNDER RETAIL ACCESS TARIFFS


        The Narragansett Electric Company ("Narragansett Electric" or the "Company") shall establish the performance standards for reliability and service that are set forth in this document. The standards are designed as a penalty-only approach, under which the Company would be penalized if its performance did not meet the standards, measured on a cumulative basis. The Company receives no reward for performance which exceeds the standard. However, positive performance in one category can be used to offset penalties in other categories in any given year, except that offsets earned for the two Customer Service standards can only be used in the year earned to offset any other standard, and offsets earned in the four Reliability standards can either be used in the year earned or in the following year. If there are negative balances or penalties reflected in the cumulative balance in the year following the end of the rate freeze agreed to in this settlement, the entire balance shall be credited to customers. The manner in which the penalty is credited to customers will be determined by the Commission at that time.

        The maximum penalty authorized under the standards set forth below is $2.4 million per year. The Performance Standards set forth below shall remain in effect from the effective date of the settlement through the effective date of the Company's next base rate case provided, however, either the Division or the Company may request modification or termination of this plan after December 31, 2004 otherwise, the plan will remain until it is modified by the Commission.



NOTE: When interpreting the performance standards that follow, please note that pages 6 through 9 of this Exhibit contain definitions of terms used in the standards.

                                                                      EXHIBIT 7
                                                                    Page 2 of 9

               FREQUENCY OF INTERRUPTIONS PER CUSTOMER SERVED

                                             Frequency-             Frequency-
                       Year                    Coastal*               Capital*
                       ----                    ---------            ----------
                       1999                       1.34                   0.99
                       1998                       1.05                   0.80
                       1997                       1.17                   0.81
                       1996                       0.99                   1.05
                       1995                       1.59                   1.50
                       1994                       1.39                   1.16
                       1993                       0.93                   1.05

                       Mean                       1.21                   1.05
                       Standard Deviation         0.22                   0.22


PERFORMANCE STANDARD - Frequency of Interruptions:

        Frequency-                                   Frequency-
          Coastal               (Penalty)/             Capital               (Penalty)/
           Target                 Offset                Target                 Offset
        ------------          --------------         ------------          ----------
        More than 1.65        ($500,000)             More than 1.49        ($500,000)
        1.44-1.65             linear interpolation   1.28-1.49             linear interpolation
        0.99-1.43             $      0               0.83-1.27             $      0
        0.77-0.98             linear interpolation   0.61-0.82             linear interpolation
        Less than 0.77        $375,000               Less than 0.61        $375,000


*The calculations are based on data for the two proposed operating areas of the combined companies - Coastal and Capital. Interruptions from "extraordinary events" are excluded, as described in the attached criteria.

Frequency per Customer Served         =      Number of Customers Interrupted
                                             -------------------------------
                                                Number of Customers Served


                                                                      EXHIBIT 7
                                                                    Page 3 of 9

               DURATION OF INTERRUPTIONS PER CUSTOMER SERVED


                                             Duration-              Duration-
                       Year                   Coastal*               Capital*
------------------------------------------------------              ---------
                       1999                     100.0                   57.9
                       1998                       54.4                  32.5
                       1997                       67.0                  56.6
                       1996                       56.1                  75.3
                       1995                       76.6                  70.9
                       1994                       56.9                  55.5
                       1993                       63.2                  54.0

                       Mean                       67.7                  57.5
                       Standard Deviation         15.0                  12.8


PERFORMANCE STANDARD - Duration of Interruptions:

        Duration-                                    Duration-
         Coastal                (Penalty)/            Capital             (Penalty)/
          Target                  Offset               Target               Offset
        ----------            --------------        ----------------       ----------
        More than 97.7        ($500,000)             More than 83.1        ($500,000)
        82.8-97.7             linear interpolation   70.4-83.1             linear interpolation
        52.7-82.7             $     0                44.7-70.3             $    0
        37.7-52.6             linear interpolation   31.9-44.6             linear interpolation
        Less than 37.7        $375,000               Less than 31.9        $375,000


*The calculations are based on data for the two proposed operating areas of the combined companies - Coastal and Capital. Interruptions from "extraordinary events" are excluded, as described in the attached criteria.

Duration per Customer Served (minutes)    =     Customer Minutes Interrupted
                                                ----------------------------
                                                 Number of Customers Served


                                                                      EXHIBIT 7
                                                                    Page 4 of 9

                              CUSTOMER CONTACT

                       Year                                 % Satisfied*
------------------------------------------------------------------------
                       1999                                       82.1%
                       1998                                       77.8%
                       1997                                       79.5%

                       Mean                                       79.8%
                       Standard Deviation                           1.8%


PERFORMANCE STANDARD - Customer Contact:

                       % Satisfied                     (Penalty)/
                          Target                        Offset
                       ------------                   ------------
                       Less than 76.2%               ($200,000)
                       76.2-77.9                     linear interpolation
                       78.0-81.6                     $      0
                       81.7-83.4                     linear interpolation
                       More than 83.4%               $150,000


*The calculations are based on responses from customers of Narragansett Electric Company, based on surveys performed by an independent third party consultant. A sample of customers who have contacted the call center are surveyed in order to determine their level of satisfaction with their contact. Eight types of transactions are included in the survey, and the overall results are weighed based on the number of these transactions actually performed at the call center during the year.

The percent satisfied represents the responses in the top two categories of customer contact satisfaction under a seven point scale, where 1=extremely dissatisfied and 7=extremely satisfied.


                                                                      EXHIBIT 7
                                                                    Page 5 of 9

                 TELEPHONE CALLS ANSWERED WITHIN 20 SECONDS


                                                                Percent of
                                                            Calls Answered
                       Year                                 Within 20 Secs*
---------------------------------------------------------------------------
                       1999                                          76.9%
                       1998                                          80.9%
                       1997                                          76.7%
                       1996                                          70.2%

                       Mean                                          76.2%
                       Standard Deviation                             3.8%


PERFORMANCE STANDARD - Telephone Calls Answered within 20 Seconds:

                        % Calls Answ
                         Within 20 Secs                (Penalty)/
                            Target                      Offset
                        -----------------             -----------
                       Less than 68.6%               ($200,000)
                       68.6-72.3                     linear interpolation
                       72.4-80.0                     $      0
                       80.1-83.8                     linear interpolation
                       More than 83.8%               $150,000


*The calculations are based on data for Narragansett Electric Company's
Providence call center. Eastern Utilities Associates cannot separate calls between Massachusetts and Rhode Island.

Percent of Calls Answered Within 20 Secs    =   Total Calls Answered Within 20 Seconds
                                                --------------------------------------
                                                        Total Calls Answered



                                                                      EXHIBIT 7
                                                                    Page 6 of 9

                               DEFINITIONS OF
                            PERFORMANCE STANDARD
                                MEASUREMENTS


INTERRUPTION EVENT

The loss of service to more than one (1) customer for more than one (1) minute.

INTERRUPTION DURATION

The period of time, measured in minutes, from the initial notification of the interruption event to the time when service has been restored to the customers.

NUMBER OF CUSTOMERS SERVED

The number of customers taking electric service within the defined reporting service area on the last day of the reporting period.

NUMBER OF CUSTOMERS INTERRUPTED

The sum of the customers losing electric service for any defined grouping of interruption events during the reporting period.

CUSTOMER MINUTES OF INTERRUPTION

The product of the number of customers interrupted and the interruption duration for any interruption event. Also, the sum of those products for any defined groupings of interruption events.

EXTRAORDINARY EVENTS

A particular interruption event will be considered extraordinary, and will not count towards the Reliability Performance Standards, if it meets one of the following criteria:

(1) It was the result of a major weather event which causes more than 10% of a district or total company customers to be without service at a given time.

                                                                      EXHIBIT 7
                                                                    Page 7 of 9


(2) It was due to the failure of other companies' supply or transmission to Narragansett Electric customers and restoration of service was beyond the reasonable control of the Company and its employees.

(3) It occurred because of an extraordinary circumstance, including, without limitation, a major disaster, earthquake, wild fire, flood, terrorism, or any other event beyond the reasonable control of the Company.


LINEAR INTERPOLATION

1) The actual performance or penalty each year will be calculated and the result will be scaled or interpolated linearly between the relevant two points of the results range and the relevant two points on the dollar range.

2) The method of determining the actual penalty, or offset, of each performance standard is determined by multiplying the value of the penalty, or offset, by the absolute value of the actual performance indicator minus the value of the first standard deviation from the mean of that indicator, divided by the value of the second standard deviation of the mean of that indicator minus the value of the first standard deviation from the mean of that indicator.


$ Penalty or Offset = Penalty or Offset $ Value x          Actual - 1st standard deviation
                                                     ------------------------------------------
                                                     2nd standard deviation - 1st standard deviation



CUSTOMER CONTACT

The calculations are based on responses from customers of Narragansett Electric Company, based on surveys performed by an independent third party consultant. A sample of customers who have contacted the call center are surveyed in order to determine their level of satisfaction with their contact. The company will maintain the same levels of statistical precision of the results as in prior surveys. Eight types of transactions are included in the survey, and the overall results are weighed based on the number of these transactions actually performed at the call center during the year. The eight types of transactions are power Interruptions, meter on, meter off, meter exchange, collection, payment plan, meter reread, and meter test.


The percent satisfied represents the responses in the top two categories of customer contact satisfaction under a seven-point scale, where 1=extremely dissatisfied and 7=extremely satisfied.

TELEPHONE CALLS ANSWERED WITHIN 20 SECONDS

The percent of calls answered within 20 seconds is calculated by dividing the number of calls answered by a customer service representative within 20 seconds by the total number of calls answered by a customer service representative during the year. A call is considered answered when it reaches a customer service representative; abandoned calls are not considered. All calls that are answered by a customer service representative are included in the measurement of percentage answered; there are no exclusions. The time to answer is measured once the customer selects the option to speak with a customer service representative and thus leaves the recordings in the Voice Response Unit.


                       ADDITIONAL REPORTING CRITERIA


1. Each quarter, the company will file a report of 5% of all circuits designated as worst performing on the basis of customer frequency.

Included in the report will be:

    1.  The circuit id and location
    2.  The number of customers served
    3.  The towns served
    4.  The number of events
    5.  The average duration
    6.  The total customer minutes
    7.  A discussion of the cause or causes of events
    8.  A discussion of the action plan for improvement including timing

2. Narragansett will track and report monthly the number of calls it receives in the category of Trouble, Non-Outage. This includes inquiries about dim lights, low voltage, half-power, flickering lights, reduced TV picture size, high voltage, frequently burned out bulbs, motor running problems, damaged appliances and equipment, computer operation problems and other non-Interruptions related inquiries.

3. In addition, Narragansett will report its annual meter reading performance as an average of monthly percentage of meters read.